SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 5. OTHER MATTERS.

On August 27, 2003, the Registrant announced, among other things, that on August 25, 2003, a federal judge ordered a permanent injunction against Broadcom Corporation. The permanent injunction has stopped the sale, importing, marketing and shipment in the U.S. of all Broadcom infringing tuners and reference designs for the life of Microtune’s Patent No. 5,737,035.

The Court also enjoined Broadcom from developing, designing, modifying or manufacturing products that are substantially similar to the BCM3415 and from supporting the CableLabs® certification or qualification of any product containing the BCM3415 or any product merely colorably different.

A copy of the press release is attached to this Report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ ROB-ROY J. GRAHAM
Rob-Roy J. Graham Chief Financial Officer

Date: August 28, 2003

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Registrant’s press release issued on August 27, 2003, announcing, among other things, that a federal judge ordered a permanent injunction against Broadcom Corporation. The permanent injunction has stopped the sale, importing, marketing and shipment in the U.S. of all Broadcom infringing tuners and reference designs for the life of Microtune’s Patent No. 5,737,035.	4